Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 of Future FinTech Group Inc. of our report dated August 30, 2019 relating to the financial statements for the year ended December 31, 2018, which appear in the 2018 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Wang Certified Public Accountant, P.C.
Wang Certified Public Accountant, P.C.
Flushing, NY

August 21, 2020